UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 8, 2013

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 435-2472

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2013, CrowdGather, Inc. (the “Registrant”) entered into a securities purchase agreement (the “Purchase Agreement”) with a foreign investor (the “Investor”) providing for the sale by the Registrant to the Investor of up to 1,000,000 shares (“Shares”) of Series B Convertible Preferred Stock (“Preferred Stock”) and common stock purchase warrants to purchase ten (10) shares of Registrant’s common stock  (the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares) for every one (1) share of Preferred Stock purchased by the Investor. On April 8, 2013, the Registrant closed the first tranche pursuant to the Purchase Agreement and the Investor purchased 300,000 shares of Preferred Stock and Warrants in exchange for proceeds of $300,000, or $1.00 per share of Preferred Stock (“Initial Closing”).  The Purchase Agreement further provides that, following the Initial Closing, the Investor will purchase an additional 300,000 shares of Preferred Stock and Warrants for a purchase price of $300,000 on or before July 12, 2013 (the “First Subsequent Closing”).

Following the First Subsequent Closing, the Investor has the option to purchase an additional 400,000 shares of Preferred Stocks and Warrants for a purchase price of $400,000 on or before October 12, 2013 (the “Second Subsequent Closing”).  In the event that the Second Subsequent Closing does not occur on or before October 12, 2013, the Registrant will have the option to issue and sell all of the additional shares of Preferred Stock and Warrants to other investors, provided that, so long as the Investor remains a holder of Preferred Stock, the Investor will have the right to participate in the Registrant’s offering of the additional shares of Preferred Stock and Warrants on the same terms and conditions as the other investors to such offering. The designations, preferences and relative rights of the Preferred Stock are specified in the Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock, a description of which is provided below in Item 5.03.

This brief description of the Purchaser Agreement above is not intended to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement attached hereto as Exhibit 10.1.

The Warrants grant the Investor the right to purchase 10 shares of the Registrant’s common stock for every 1 share of Preferred Stock purchased by the Investor at an exercise price of $0.08 per share.  The Warrants have an exercise term equal to 5 years, will vest on the Investor’s purchase of an additional 300,000 shares of Preferred Stock on or before July 12, 2013, and will be exercisable commencing on July 12, 2013. This brief description of the Warrants is not intended to be complete and is qualified in its entirety by reference to full text of the Warrants as attached hereto as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.  On April 8, 2013, the Registrant sold 300,000 shares of Preferred Stock and Warrants to purchase shares of the Registrant’s common stock to the Investor. The Shares and Warrants are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act afforded by Regulation S.  The Warrant Shares to be issued upon conversion of the Shares and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2013, the Registrant filed a Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Nevada to create a series of preferred stock consisting of one million (1,000,000) out of the twenty five million (25,000,000) shares of the Registrant’s Preferred Stock, which will be designated “Series B Preferred Stock.”  The Certificate of Designation was approved by the Registrant’s Board of Directors on April 5, 2013.  The Certificate of Designation provides, among other things, that: (i) the conversion price for the shares of Preferred Stock is the price per share equal to the quotient of the original issue price of $1.00 per share (the “Original Issue Price”) divided by the number of shares of common stock into which each share of Preferred Stock may be converted (the “Conversion Rate”), subject to adjustment from time to time for recapitalizations and as otherwise set forth in the Certificate of Designation (the “Conversion Price”); (ii) each share of Preferred Stock is convertible into shares of common stock at the option of the holder at any time after the date of issuance at a Conversion Rate of 20 shares of common stock for each share of Preferred Stock; (iii) the holder of outstanding Preferred Stock will be entitled to receive dividends, when declared by the Board of Directors, at an annual dividend rate of 10% per share of Preferred Stock, with such right to receive dividends being cumulative and will accrue and be payable annually; (iv) the shares of Preferred Stock may be redeemed by the Registrant, at its option, at a redemption price equal to 120% of the amount obtained by multiplying the Original Issue Price of the Preferred Stock by the number of shares of Preferred Stock to be redeemed from the Investor; and (v) so long as any shares of Preferred Stock remain outstanding, the Registrant will not, among other things, amend or restate any provisions of the Registrant’s Articles of Incorporation or Bylaws, declare or pay dividends on any shares of common stock or other security other than Preferred Stock, authorize or issue any equity security having a preference over or being on parity with the Preferred Stock, change the authorized number of directors, or enter into indebtedness of more than $1,000,000, without the prior written consent of a majority of outstanding shares of Preferred Stock.  This brief description of the Certificate of Designation is not intended to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation as attached hereto as Exhibit 3.1.

Item 9.01 Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation
10.1	Form of Securities Purchase Agreement
10.2	Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: April 9, 2013	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer